Exhibit 23.1

CONSENT OF INDEPENDENT REGISTRED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
US Global Nanospace, Inc.

We consent to the inclusion in this Annual Report on Form 10-KSB of US Global Nanospace, Inc.for the year ended March 31, 2006 and to the incorporation by reference in Registration Statements on Forms S-8 (Nos. 333-128249 and 333-131364) of US Global Nanospace, Inc. of our report dated August 21, 2006 appearing in Item 7 in this Annual Report on Form 10-KSB.

/s/ Grobstein, Horwath & Company LLP

Sherman Oaks, California
August 22, 2006